UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2025

ENANTA PHARMACEUTICALS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35839	04-3205099
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Kingsbury Avenue
Watertown, Massachusetts		02472
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 607-0800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ENTA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On August 20, 2025, Enanta Pharmaceuticals, Inc. issued a press release regarding the filing of a patent infringement suit against Pfizer Inc. in the Unified Patent Court (UPC) of the European Union. A copy of that press release is being furnished as Exhibit 99.1 and is hereby incorporated by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of Enanta under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

On August 20, 2025, Enanta announced that it filed suit in the UPC of the European Union against Pfizer Inc. and certain of its subsidiaries (action number 35071/2025), seeking a determination of liability for use and infringement of European Patent No. EP 4 051 265 (the ’265 Patent) in the manufacture, use and sale of Pfizer’s COVID-19 antiviral, Paxlovid™ (nirmatrelvir tablets; ritonavir tablets). This enforcement action targets Pfizer’s activities in the 18 countries of the European Union that are presently participating in the UPC. The European Patent Office’s recent grant of the ‘265 Patent to Enanta was published in the European Patent Bulletin on August 20, 2025. The ‘265 Patent is based on Enanta’s July 2020 patent application describing coronavirus protease inhibitors invented by Enanta scientists. The ‘265 Patent is the European counterpart of U.S. Patent No. 11,358,953 (the ’953 Patent) involved in ongoing U.S. litigation between Enanta and Pfizer.

Forward Looking Statements Disclaimer

This Current Report on Form 8-K contains forward-looking statements, including statements with respect to Enanta’s filing in the UPC of a suit against Pfizer Inc. and certain of its subsidiaries seeking a determination of liability for use and infringement of Enanta’s patent and Enanta’s expectations with respect to any further action with respect to such proceedings. Statements that are not historical facts are based on management’s current expectations, estimates, forecasts and projections about Enanta’s business and the industry in which it operates and management’s beliefs and assumptions. The statements contained in this release are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed in such forward-looking statements. Important factors and risks that may affect actual results include: Enanta is competing to develop intellectual property in areas of small-molecule drug development that are highly competitive; issued patents, including those covering one or more of its product candidates, could be found invalid or unenforceable if challenged in court and could be costly to defend and be a distraction for Enanta’s senior management and scientific personnel; intellectual property litigation may lead to unfavorable publicity that harms Enanta’s reputation and causes the market price of its common stock to decline; and other risk factors described or referred to in “Risk Factors” in Enanta’s Form 10-K for the fiscal year ended September 30, 2024 and other periodic reports filed more recently with the Securities and Exchange Commission. Enanta cautions investors not to place undue reliance on the forward-looking statements contained in this release. These statements speak only as of the date of this release, and Enanta undertakes no obligation to update or revise these statements, except as may be required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release of Enanta Pharmaceuticals, Inc. dated August 20, 2025, entitled “Enanta Pharmaceuticals Files Patent Infringement Suit Against Pfizer in the Unified Patent Court of the European Union”
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENANTA PHARMACEUTICALS, INC.

Date:	August 20, 2025	By:	/s/ Jay R. Luly, Ph.D.
Jay R. Luly, Ph.D. President and Chief Executive Officer